Exhibit 99

GREATER COMMUNITY BANCORP
2006 LONG-TERM STOCK COMPENSATION PLAN
(Adopted by the Board of Directors on February 21, 2006)

1.     Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to perform their assigned responsibilities faithfully and diligently and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options and Restricted Stock Awards.

2.     Definitions. For purposes of this Plan:

(a)     "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

(b)    "Award" means a grant of Restricted Stock.

(c)    "Bank" means Greater Community Bank, a Subsidiary.

(d)     "Board" means the Board of Directors of the Company.

(e)    "Cause" means the willful failure by an Optionee or Grantee to perform his duties with the Company or with any Subsidiary or the willful engaging in conduct that is injurious to the Company or any Subsidiary, monetarily or otherwise.

(f)     "Change in Capitalization" means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(g)    "Change in Control" means any of the following events: (i) when the Company or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities (a "Control Person"), (ii) upon the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates), (iii) upon the approval by the Company's shareholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation which is approved by at least two-thirds of the Continuing Directors (as hereinafter defined) or the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (in either case, a "Non-Control Transaction")), (B) a sale or disposition of all or substantially all of the Company's assets or (C) a plan of liquidation or dissolution of the Company, (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof or, following a Non-Control Transaction, two-thirds of the board of directors of the surviving or resulting corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the surviving or resulting corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than the Company, an employee benefit plan established or maintained by the Company or a Subsidiary, or an affiliate of the Company or a Subsidiary, owns a majority of the Bank's common stock or (B) all or substantially all of the Bank's assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Company's then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law.

(h)     "Code" means the Internal Revenue Code of 1986, as amended.

(i)     "Committee" means a committee consisting solely of two (2) or more directors appointed by the Board to administer the Plan and to perform the functions set forth herein. All of such directors shall be independent of management, as such concept may be determined from time to time by the Board. Unless otherwise determined by the Board, members of the Committee shall be (1) Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company, (2) outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time), and (3) for so long as the Company’s Shares are listed on the Nasdaq Stock Market, Inc. (“Nasdaq”), “independent directors” as defined by Nasdaq’s Corporate Governance Rules. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified.

(j)    "Company" means Greater Community Bancorp, a New Jersey corporation.

(k)     "Disability" with respect to an Eligible Employee means any of the following:

(i)     the condition that results when an individual has become permanently and totally disabled within the meaning of Section 105(d)(4) of the Code (prior to the repeal of such Section);

(ii)    permanent and total disability as defined in an employee welfare plan maintained by the Company that is applicable to such Eligible Employee and that offers a long-term disability benefit; or

(iii)    a condition documented by a signed written opinion of a currently licensed medical doctor satisfactory to the Committee, which writing expresses a medical opinion that the Eligible Employee is permanently disabled, describes the reasons for such opinion of disability and the date of commencement of such disability.

(l)     "Eligible Employee" means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

(m)    "Escrow Agent" means the escrow agent under the Escrow Agreement, designated by the Committee.

(n)    "Escrow Agreement" means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such shares expire and the shares are delivered to the Grantee or (b) the Company reacquires the shares pursuant hereto and the shares are delivered to the Company.

(o)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(p)    "Fair Market Value" means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to quotation on the Nasdaq National Market (“Nasdaq”) or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on Nasdaq and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (C) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported.

(q)    "Grantee" means a person to whom an Award has been granted under the Plan.

(r)     "Nonqualified Stock Option" means an Option.

(s)    "Option" means a Nonqualified Stock Option. The Plan does not contemplate or permit the grant of Incentive Stock Options.

(t)    "Optionee" means a person to whom an Option has been granted under the Plan.

(u)    "Parent" means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(v)    "Plan" means the Greater Community Bancorp 2006 Long-Term Stock Compensation Plan as set forth in this instrument and as it may be amended from time to time.

(w)    "Restricted Stock" means Shares awarded, issued or transferred to an Eligible Employee that are subject to restrictions as provided in Section 7 hereof.

(x)    "Retirement" means the retirement from active employment by the Company of an employee or officer but only if such person meets all of the following requirements: (i) the person has a minimum combined total of years of service and age equal to seventy-two (72), (ii) the person is age sixty-two (62) or older, and (iii) the person provides six (6) months prior written notice to the Company of the retirement. An employee or officer who retires but fails to meet any of such conditions shall not be deemed to be within the definition of "Retirement" for any purpose under this Plan or any Award or Option granted hereunder.

(y)    "Shares" means the Company’s common stock, $0.50 par value per share (including any new, additional or different stock or securities resulting from a Change in Capitalization).

(z)    "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(aa)    "Successor Corporation" means a corporation, or a parent or subsidiary thereof, which issues or assumes a stock option in a transaction to which Section 425(a) of the Code applies.

3.    Administration.

(a)     The Committee shall administer the Plan. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall meet the requirements for independence from management described under the definition of “Committee” in Section 2 of the Plan. Notwithstanding the foregoing, no failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and the Company shall fully indemnify and hold harmless all members of the Committee with respect to any such action, determination or interpretation.

(b)     Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i)     to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Options to be granted to each eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the restrictions or performance criteria relating to the vesting and/or exercisability of each Option and further including the purchase price per share of each Option;

(ii)     to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of shares of Restricted Stock to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such the vesting and/or lapse of restrictions of such shares, and further including the purchase price per share, if any, of Restricted Stock;

(iii)    to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;

(iv)     to determine the duration and purposes for leaves of absence that may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and

(v)       generally to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4.     Stock Subject to Plan.

(a)     The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is Four Hundred Thousand (400,000). Subject to the foregoing aggregate limitation, the maximum number of Shares (i) that may be issued or transferred pursuant to Options shall be Four Hundred Thousand (400,000), and (ii) that may be issued or transferred pursuant to Awards of Restricted Stock shall be One Hundred Thousand (100,000). In each case, upon a Change in Capitalization after the adoption of this Plan by the Board on February 21, 2006, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization.

(b)    Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option), the shares of Common Stock allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.

(c)    Whenever any Shares subject to an Award or Option are resold to the Company, or are forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject of Options and Awards hereunder.

5.     Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards but no person shall receive any Options or Awards unless he is an employee of the Company or a Subsidiary at the time the Option or Award is granted.

6.     Stock Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:

(a)    Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted.

(b)    Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

(c)    Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the Optionee’s beneficiaries, executors, administrators, heirs and successors.

(d)    Stock Options; Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Upon the death, Disability or Retirement of an Optionee, all Options shall become immediately exercisable. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option or portion thereof at any time.

(e)    Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

(f) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g) Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

(i)    If the Optionee's termination of employment is due to his death or Disability, the Options shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate;

(ii)    If the Optionee's termination of employment is by the Company or a Subsidiary for Cause or is by the Optionee (other than due to the Optionee's Retirement), the Options shall terminate on the date of the Optionee's termination of employment;

(iii)    If the termination of employment is due to the Optionee's Retirement, the Options shall be exercisable (to the extent exercisable at the time of the Optionee's termination of employment due to Retirement) for a period of 18 months following such termination of employment, and shall thereafter terminate; and

(iv)    If the Optionee's termination of employment is for any other reason (including an Optionee's ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Options (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option.

(h)    Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

(i)    Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee's consent, except as provided for in this Plan or the Agreement.

7.    Restricted Stock. The Committee may grant Awards of Restricted Stock that shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a)    Rights of Grantee.

(i)     Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 7(d), all dividends or other distributions paid or made with respect to the Shares.

(ii)    If a Grantee receives rights with respect to any Shares which were awarded to the Grantee as Restricted Stock, such rights or any Shares or other securities the Grantee acquires by the exercise of such rights may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided by this Plan.

(b)    Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in

Section 7(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

(c)    Lapse of Restrictions.

(i)     Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary from the date the Award was granted.

(ii)     In the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Grantee thereof.

(iii)     In the event of termination of employment as a result of a Grantee’s death, Disability or Retirement, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder.

(d)   Treatment of Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 7(b) hereof, in which case such dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the Grantee until such time. In the event of such deferral, interest shall be credited on the amount of such dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

(e)    Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee's legal representative, beneficiary or heir) a certificate for a number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired. A new certificate covering Shares of Restricted Stock previously awarded to the Grantee that remain restricted shall be issued to the Grantee and held by the Escrow Agent, and the Agreement, as it relates to such Shares, shall remain in effect.

8.     Loans.

(a)    The Company or any Subsidiary may make loans to a Grantee or Optionee in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Committee shall impose from time to time.

(b)     No loan made under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option or Award with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

(c)     No loan shall have an initial term exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one (1) year after termination of the Optionee's or Grantee's employment due to death, Retirement or Disability, or (ii) the date of termination of the Optionee's or Grantee's employment for any reason other than death, Retirement or Disability.

(d)    Loans under the Plan may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to the cash amount for which such Shares are transferred.

(e)     A loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged shares no longer required as security may be released to the Optionee or Grantee.

(f)     Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

(g)     Notwithstanding the foregoing, no loan shall be made to any executive officer in violation of federal legislation known as the Sarbanes-Oxley Act of 2002 or in violation of any other applicable provision of law.

9.     Adjustment Upon Changes in Capitalization.

(a)     In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

(b)    If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

10.    Effect of Certain Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company's assets, provision shall be made in connection with such transaction for the assumption of the Plan and the Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the Successor Corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder.

11.    Release of Financial Information. At the time the Company’s annual report to shareholders is made available to shareholders, the Company may either deliver a copy of such annual report to each Optionee. Alternatively, if the Company’s annual report to shareholders can be viewed on the Company’s internet website, the Company may advise each Optionee (either each time that the annual report is made available to shareholders or generally in the Option Agreement) that its annual report to shareholders may be viewed on the Company’s internet website. Upon request the Company shall at its election either (a) furnish to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company's prior fiscal year, or (b) advise the requesting Optionee or Grantee that such reports are available to be viewed on the EDGAR (or equivalent) internet website maintained by the Securities and Exchange Commission and/or through the Company’s internet website.

12.    Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 9 and 10 hereof, no amendment shall be effective unless approved by the Company’s shareholders in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

(a)     increase the number of Shares as to which Options or Awards may be granted under the Plan; or

(b)    change the class of persons eligible to participate in the Plan.
The following amendments shall not require Shareholder approval unless required by law or regulation to preserve the intended benefits of the Plan to the Company or the participants:

(x)     change the minimum purchase price of Shares pursuant to Options or Awards as provided herein;

(y)    extend the maximum period for granting or exercising Options provided herein; or

(z)     otherwise materially increase the benefits accruing to Eligible Employees under the Plan.

Except as provided in Sections 9 and 10 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

13.    General Non-Exclusivity of the Plan; Effect on 2001 Employee Stock Option Plan. Except as stated below in this Section 13 with respect to the Company’s 2001 Employee Stock Option Plan, the adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved Options or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. Notwithstanding the foregoing, upon approval of the adoption of this Plan by the Company’s shareholders no further options may be granted pursuant to the Greater Community Bancorp 2001 Employee Stock Option Plan.

14.     Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to;

(a)     give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b)     give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)     limit in any way the Company’s right to terminate the employment of any person at any time; or

(d)     be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

15.     Regulations and Other Approvals; Governing Law.

(a)     This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b)    The Company’s obligation to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c)     The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code (each as amended from time to time) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.

(d)     Except as otherwise provided in Section 12, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(e)     Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Committee.

(f)     In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and the disposition is not otherwise exempt from such registration, the transfer of such Shares shall be restricted to the extent required by the 1933 Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

16.    Miscellaneous.

(a)    Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b)     Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such

Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts that the Company is required by law to withhold.

(c)    Designation of Beneficiary. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such beneficiary designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee or Grantee fails effectively to designate a beneficiary, then his/her estate will be deemed to be the beneficiary.

17.     Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of such adoption. No Options or Awards shall vest hereunder unless such shareholder approval is obtained.